As filed with the Securities and Exchange Commission on September 10, 2001

                                                            Registration No. 333

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            PSEG Energy Holdings Inc.
             (Exact name of registrant as specified in its charter)

         New Jersey                   6719                      22-2983750
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
      of incorporation        Industrial Classification   Identification Number)
      or organization)             Code Number)


                                80 Park Plaza-T22
                          Newark, New Jersey 07102-4194
                                 (973) 456-3581
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                                Derek M. DiRisio
                          Vice President and Controller
                                80 Park Plaza-T22
                          Newark, New Jersey 07102-4194
                                 (973) 456-3581
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                             James T. Foran, Esquire
                            Associate General Counsel
                  Public Service Enterprise Group Incorporated
                                  80 Park Plaza
                                  P.O. Box 1171
                          Newark, New Jersey 07101-1171
                                 (973) 430-7000

                                   ----------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                  Proposed      Proposed
                                                   Maximum      Maximum
        Title of Each               Amount        Offering      Aggregate      Amount of
     Class of Securities             to be        Price Per     Offering      Registration
      to be Registered            Registered        Unit          Price         Fee (1)
------------------------------------------------------------------------------------------
8.625% Senior Notes due 2008     $400,000,000      100%       $400,000,000      $100,000
==========================================================================================

(1) The registration fee has been calculated pursuant to rule 457(f)(2) under the Securities Act. The proposed maximum aggregate offering price represents the total value of the bonds being exchanged under this registration statement.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

================================================================================

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion, dated September 10, 2001.

PROSPECTUS

[LOGO]

                                  $400,000,000

                            PSEG Energy Holdings Inc.

                                Offer to Exchange

                          8.625% Senior Notes due 2008
               Which have been registered under the Securities Act
                           For Any and All Outstanding
                          8.625% Senior Notes due 2008
                        Which have not been so registered

                           TERMS OF THE EXCHANGE OFFER

o The exchange offer expires at 5:00 p.m., Eastern Time, on ___________, unless extended by us in our sole discretion subject to applicable law.

o The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

o All original notes that are validly tendered and not validly withdrawn will be exchanged.

o Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

o We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

o The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

o     We will not receive any proceeds from the exchange offer.

o You will not incur any material federal income tax consequences from your participation in the exchange offer.

      Please see "Risk Factors" beginning on page 13 for a discussion of factors you should consider in connection with the exchange offer.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is September , 2001.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
Where to Find More Information ..........................................     3
Prospectus Summary ......................................................     4
The Company .............................................................     8
Summary Consolidated Financial Data .....................................    12
Risk Factors ............................................................    13
Forward-Looking Statements ..............................................    17
Use of Proceeds .........................................................    18
The Exchange Offer ......................................................    19
Description of Exchange Notes ...........................................    27
Federal Income Tax Considerations .......................................    42
Plan of Distribution ....................................................    45
Legal Opinions ..........................................................    46
Experts .................................................................    46

      When we refer to the term "note" or "notes", we are referring to both the original notes and the exchange notes to be issued in the exchange offer. When we refer to "holders" of the notes, we are referring to those persons who are the registered holders of notes on the books of the registrar appointed under the indenture.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                         WHERE TO FIND MORE INFORMATION

      In connection with the exchange offer, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act, relating to the exchange notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of this exchange offer, you should refer to the registration statement, including its exhibits.

      The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Incorporation of Certain Documents by Reference

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934.

      Our annual Report on Form 10-K for the year ended December 31, 2000.

      Our quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

      You  may  request  a  copy  of  this  filing,   other  than  exhibits  not
specifically incorporated by reference therein, which will be provided to you without charge, by writing or telephoning:

                          Director, Investor Relations
                            PSEG Services Corporation
                                80 Park Plaza T6B
                                  P.O. Box 570
                            Newark, New Jersey 07101
                            Telephone (973) 430-6564

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these exchange notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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                               PROSPECTUS SUMMARY

   The following information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus.

                          Summary of the Exchange Offer

The Exchange Offer ...............  We are  offering to exchange an aggregate of
                                    $400,000,000 principal amount of exchange notes for $400,000,000 of original notes. The original notes may be exchanged only in multiples of $1,000.

Issuance of the Original Notes ...  The  original  notes were issued and sold on
                                    February 10, 2001 in a transaction not requiring registration under the Securities Act.

Exchange and Registration
  Rights .........................  At the time we issued the original notes, we entered into an exchange and registration rights agreement which obligates us to make this exchange offer.

Required Representations .........  In  order  to  participate  in the  exchange offer, you will be required to make some representations in a letter of transmittal, including that:

                                    o  you are not affiliated with us,

                                    o you are not a broker-dealer who bought your original notes directly from us,

                                    o you will acquire the exchange notes in the ordinary course of business, and

                                    o you have not agreed with nanyone to distribute the exchange notes.

                                    If you are a  broker-dealer  that  purchased
                                    original  notes for your own account as part
                                    of market-making or trading activities,  you
                                    may represent to us that you have not agreed
                                    with us or our  affiliates to distribute the
                                    exchange    notes.    If   you   make   this
                                    representation, you need not make the last representation provided for above.

Resale of the Exchange Notes .....  We are making the exchange offer in reliance on the position of the staff of the Division
                                    of Corporation Finance of the SEC as defined
                                    in certain  interpretive  letters  issued to
                                    third  parties  in  other  transactions.  We
                                    believe that the exchange  notes acquired in
                                    this  exchange  offer may be  freely  traded
                                    without  compliance  with the  provisions of
                                    the    Securities    Act   that   call   for
                                    registration  and delivery of a  prospectus,
                                    except  as   described   in  the   following
                                    paragraph.

                                    The exchange  notes will be freely  tradable
                                    only  if the  holders  meet  the  conditions
                                    described under  "Required  Representations"
                                    above.  If  you  are  a  broker-dealer  that
                                    purchased   original   notes  for  your  own
                                    account as part of  market-making or trading
                                    activities,  you must  deliver a  prospectus
                                    when you sell exchange notes. We have agreed
                                    in  the  exchange  and  registration  rights
                                    agreement  relating to the original notes to
                                    allow  you to use this  prospectus  for this
                                    purpose during the 180-day period  following
                                    completion of the exchange offer, subject to
                                    our  right  under  some   circumstances   to
                                    restrict  your use of this  prospectus.  See
                                    "The  Exchange  Offer -- Resales of Exchange
                                    Notes".

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                                       4

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                                    Broker  dealers who acquired  original notes
                                    directly from us may not rely on the staff's
                                    interpretations  and  must  comply  with the
                                    registration    and   prospectus    delivery
                                    requirements    of   the   Securities   Act,
                                    including being named as a selling security holder, in order to resell the original notes or the exchange notes.

Accrued Interest on the
   Original Notes ................  The exchange  notes will bear interest at an annual rate of 8.625%. Any interest that has accrued on the original notes before their exchange in this exchange offer will be payable on the exchange notes on the first interest payment date after the conclusion of this exchange offer.

Procedures for Exchanging
  Notes ..........................  The procedures for exchanging original notes involve notifying the exchange agent before the expiration date of the exchange offer of your intention to do so. The procedures for properly making notification are described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes".

Expiration Date ..................  5:00 p.m., Eastern Time, on       unless the
                                    exchange offer is extended.

Exchange Date ....................  We will  notify  the  exchange  agent of the date of acceptance of the original notes for exchange.


Withdrawal Rights ................  If  you  tender  your  original   notes  for
                                    exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., Eastern Time, on the day this exchange offer expires.

Acceptance of Original
  Notes and Delivery of
  Exchange Notes .................  We will accept any  original  notes that are properly tendered for exchange before 5:00 p.m., Eastern Time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

Tax Consequences .................  You  will not  incur  any  material  federal
                                    income    tax    consequences    from   your
                                    participation in this exchange offer.

Use of Proceeds ..................  We will not receive any cash  proceeds  from this exchange offer.

Exchange Agent ...................  First Union  National Bank is serving as the exchange agent. Its address and telephone number are provided in this prospectus under the heading "The Exchange Offer -- Exchange Agent".

Effect on Holders of
  Original Notes .................  Any original  notes that remain  outstanding after this  exchange  offer will continue to
                                    be   subject   to   restrictions   on  their
                                    transfer. After this exchange offer, holders
                                    of  original  notes  will not (with  limited
                                    exceptions)  have any further  rights  under
                                    the   exchange   and   registration   rights
                                    agreement. Any market for original notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

--------------------------------------------------------------------------------

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                          Summary of the Exchange Notes

      This exchange offer applies to $400,000,000 aggregate principal amount of the original notes. The terms of the exchange notes will be essentially the same as the original notes, except that the exchange notes will not contain language restricting their transfer, and holders of the exchange notes generally will not be entitled to further registration rights under the exchange and registration rights agreement. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding original notes, which they will replace, and both the original notes and the exchange notes are governed by the same indenture.

Securities Offered ...............  $400,000,000   principal  amount  of  8.625%
                                    Senior   Notes  due  2008  which  have  been
                                    registered under the Securities Act.

Interest Payment Dates ...........  February 15 and August 15, commencing August
                                    15, 2001

Stated Maturity Date .............  February 15, 2008

Optional Redemption ..............  The exchange notes will be redeemable at our option in whole or in part at any time, at a redemption price equal to the greater of

                                    o 100% of the principal amount of the exchange notes to be redeemed, and

                                    o   the  sum of the  present  values  of the
                                        principal   amount  and  the   remaining
                                        scheduled  payments  of  interest on the
                                        exchange  notes to be redeemed  from the
                                        redemption  date  to February  15,  2008
                                        discounted   on  a   semi-annual   basis
                                        (assuming a 360-day year consisting of 30-day months) at a specified Treasury Rate plus 40 basis points,

                                    o   plus, in either case,  accrued  interest
                                        to   the   date   of   redemption.   See
                                        "Description   of   Exchange   Notes  --
                                        Optional Redemption".

Ranking ..........................  The exchange notes will be senior  unsecured obligations  and will rank  equally with our
                                    senior  unsecured  indebtedness.  As of June
                                    30, 2001, we had outstanding $837 million of
                                    debt  that  ranks  equal  with the  exchange
                                    notes and had no secured  debt  outstanding.
                                    An  additional  $550  million  of debt  that
                                    ranks  equal  with the  exchange  notes  was
                                    issued in July, 2001. Since we are a holding
                                    company,   the   exchange   notes   will  be
                                    structurally     subordinated     to     any
                                    indebtedness and other liabilities of our operating subsidiaries.

Cross Acceleration ...............  The  exchange  notes  will be subject to the acceleration  of their maturity in the event
                                    of  the  acceleration  of  the  indebtedness
                                    under our revolving  credit  facilities  and
                                    certain  other   indebtedness  as  described
                                    under  "Description  of  Exchange  Notes  --
                                    Events of Default and Remedies".

Ratings ..........................  The  exchange   notes  have  been   assigned
                                    ratings  of  "BBB-"  by  Standard  &  Poor's
                                    Ratings  Group  and  Fitch  IBCA,  Inc.  and
                                    "Baa3" by Moody's Investors Service, Inc.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

--------------------------------------------------------------------------------

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Sinking Fund                        None.

Limitation on Liens                 PSEG Energy Holdings Inc. (Energy  Holdings)
                                    and its subsidiaries may not incur any liens
                                    to  secure  indebtedness  without  providing
                                    that the exchange  notes will be equally and
                                    ratably  secured  with  such   indebtedness.
                                    These  restrictions  do not  apply  to liens
                                    granted   by   subsidiaries    (other   than
                                    "Material  Subsidiaries"  as  defined  under
                                    "Description  of  Exchange  Notes--  Certain
                                    Definitions") in connection with project financings, liens securing indebtedness not exceeding 10% of Consolidated Net Tangible
                                    Assets as defined under "Description of Exchange Notes-- Certain Definitions" and other specified liens.

Limitation on Sale and
  Leasebacks                        Energy Holdings and its subsidiaries may not
                                    enter into sale and  leaseback  transactions
                                    unless  it  would  be  permissible  to incur
                                    indebtedness  secured  by a lien  under  the
                                    foregoing  Limitation  on Liens  covenant in
                                    the  amount of the  indebtedness  associated
                                    with that sale and leaseback  transaction or
                                    unless  the   proceeds   of  that  sale  and
                                    leaseback  were applied to the  reduction of
                                    indebtedness.   Also   not   restricted   is
                                    indebtedness   associated   with   sale  and
                                    leaseback transactions not exceeding 10% of Consolidated Net Tangible Assets.

Change of Control                   Upon   a   "Change   of    Control"    under
                                    "Description  of  Exchange  Notes -- Certain
                                    Definitions", a holder of exchange notes may
                                    require  us  to  repurchase   that  holder's
                                    exchange notes, in whole or in part, at 101% of the principal amount of the exchange notes, plus accrued interest. A Change of Control will not be deemed to have occurred if, after giving effect to circumstances otherwise constituting a Change of Control, the exchange notes are rated "BBB-" or better by Standard & Poor's Ratings Group and "Ba1" or better by Moody's Investors
                                    Service, Inc.

Form The exchange notes will be represented by one or more permanent global exchange notes in fully registered form without interest coupons, deposited with the Trustee as custodian  for, and  registered  in the name
                                    of, a  nominee  of DTC,  except  in  certain
                                    limited  circumstances   described  in  this
                                    prospectus.

Risk Factors                        Our  business,  and  an  investment  in  the
                                    exchange  notes,  is  subject  to risks (see
                                    "Risk Factors"), including the following:

                                    o Because we are a holding company, our ability to service our debt could be limited.

                                    o   Our  ability  to  control  the cash flow
                                        from   our   minority   investments   is
                                        limited.

                                    o We may not have access to sufficient capital in the amounts and at the times needed.

                                    o We cannot assure sufficient cash flow to service the notes.

                                    o   Because  a  substantial  amount  of  our
                                        business is conducted outside the United
                                        States,       adverse      international
                                        developments could negatively impact our business.

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                                       7

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                                   The Company

      Energy Holdings participates in three energy-related lines of business through its wholly-owned subsidiaries: PSEG Global Inc. (Global), PSEG Resources Inc. (Resources) and PSEG Energy Technologies Inc. (Energy Technologies). Our objective is to pursue investment opportunities in the rapidly changing worldwide energy markets where our technical, market and regulatory expertise can be applied to create economic value.

      We focus on

      o supplying reliable, competitively priced energy in high growth markets;

      o     providing capital to finance energy-related assets; and

      o supplying products and services designed to assist customers in efficient energy utilization.

      We are a direct, wholly-owned subsidiary of Public Service Enterprise Group Incorporated (PSEG) and an affiliate of Public Service Electric and Gas Company, a public utility operating in New Jersey, which is also a wholly-owned subsidiary of PSEG. We provide administrative support for our subsidiaries and financing on the basis of a combined credit profile. In addition, PSEG Capital Corporation (PSEG Capital), our subsidiary, has provided debt financing in the form of Medium-Term Notes, with maturities ranging from 2001 to 2003, in an aggregate principal amount of up to $650 million to our subsidiaries on the basis of a net worth maintenance agreement with PSEG.

Global

      Global develops, acquires, owns and operates electric generation and distribution facilities and engages in power production and distribution, including wholesale and retail sales of electricity, in selected domestic and international markets. Global has ownership interests in 30 operating generation projects totaling 4,964 megawatts (MW) (1,935 MW net of other partners' interest) located in the United States, Argentina, China, India, Poland and Venezuela. Global has ownership interests in 15 projects totaling 3,210 MW (1,577 MW net) in construction or advanced development that are located in the United States, Argentina, China, India, Italy, Oman, Poland, Taiwan, Tunisia and Venezuela. Of Global's generation projects in operation, construction or advanced development, 1,463 MW net, or 42%, are located in the United States. Global is actively involved, through affiliates and joint ventures, in managing the operations of 15 operating generation projects and will be actively involved through affiliates and joint ventures in managing the operations of 12 of the projects in construction or advanced development. Global owns interests in seven distribution companies which, as of June 30, 2001 and December 31, 2000, totaled approximately 50% and 54%, respectively, of Global's assets, providing electricity to approximately three million customers in Argentina, Brazil, Chile and Peru. Global is actively involved in managing the operations of these distribution companies. Global was established in 1984 and as of June 30, 2001 and December 31, 2000 had assets of approximately $2.9 billion ($1.4 billion distribution, $1.3 billion generation, and $0.2 billion other assets) and $2.3 billion ($1.2 billion distribution, $0.9 billion generation, and $0.2 billion other assets), respectively. The information stated in this paragragh includes the interests in certain projects, located in Argentina, that are pending sale. For further discussion, see "Recent Developments -- Global."

Resources

         Resources provides energy infrastructure financing in developed countries. Resources invests in energy-related financial transactions through leveraged leases and manages a diversified portfolio of more than 60 investments including leveraged leases, leveraged buyout funds, limited partnerships and marketable securities. As of June 30, 2001 and December 31, 2000, Resources had approximately $2.7 billion and $2.3 billion, respectively, invested in leveraged leases representing approximately 90% and 88%, respectively, of Resources' assets. Approximately 94% of these leveraged leases are with lessees that have investment grade credit ratings. Leveraged leases of energy-related plant and equipment totaled approximately $2.3 billion or 83% and $1.8 billion or 79% of the lease portfolio and 77% and

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                                       8

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70%  of  Resources'   assets  as  of  June  30,  2001  and  December  31,  2000, respectively. The remainder of Resources' portfolio is further diversified across a wide spectrum of asset types and business sectors, including leveraged leases of aircraft, railcars, real estate and industrial equipment, limited partnership interests in project finance transactions, leveraged buyout and venture funds and marketable securities. All of Resources' investments since 1992 have been energy-related. Resources was established in 1985 and as of June 30, 2001 and December 31, 2000 had assets of approximately $3.0 billion and $2.6 billion, respectively.

Energy Technologies

      Energy Technologies is an energy management company that constructs, operates and maintains heating, ventilating and air conditioning (HVAC) systems for, and provides energy-related engineering, consulting and mechanical contracting services to, industrial and commercial customers in the Northeastern and Middle Atlantic United States. Energy Technologies was established in 1997 and as of June 30, 2001 and December 31, 2000 had assets of approximately $326 million and $312 million, respectively.

                               Recent Developments

Energy Holdings

      o In July 2001, we issued $550 million of 8.50% senior notes due 2011. We have filed a registration statement with the SEC relating to an exchange offer for, or the resale of, these senior notes in September 2001. The net proceeds from the sale were used for the repayment of short-term debt from intercompany loans and borrowings under our revolving credit facilities and for general corporate purposes.

      o In June 2001, Moody's Investors Service, Inc. upgraded our senior unsecured debt ratings to Baa3 from Ba1. The rating outlook is stable.

      o In the second quarter of 2001, PSEG invested $300 million in additional equity in our company, which we used to repay short-term debt incurred in connection with recent investment activity.

      o In May 2001, we extended our existing $165 million, 364-day revolving credit facility to May 2002 and increased the facility to allow for borrowings of up to $200 million.

      o In February 2001, we issued $400 million of 8.625% senior notes due 2008. The net proceeds from the sale were used for the repayment of short-term debt outstanding under our revolving credit facilities. These are the original notes being offered for exchange.

Global

      o In August 2001, Global purchased a 94% equity stake in Sociedad Austral de Electricidad S.A. (SAESA) and all of its subsidiaries from Compania de Petroleos de Chile S.A. (COPEC). The SAESA group of companies consists of four distribution companies and one transmission company that provide electric service in the southern part of Chile. Additionally, Global purchased from COPEC approximately 14% of Empresa Electrica de la Frontera S.A. (Frontel) not owned by SAESA. SAESA also owns a 50% interest in the Argentine distribution company Empresa Electrica del Rio Negro S.A. Collectively, the companies serve more than 615,000 customers. The purchase will total approximately $460 million, after Global completes a required tender offer for 6% of publicly traded SAESA shares in Chile, expected to occur in the fourth quarter of 2001.

      o In August 2001, Global entered into an agreement to sell its interests in several joint ventures in Argentina to a subsidiary of the AES Corporation (AES) for $376 million. The transaction will involve the transfer of Global's 30% interest in three Argentine distribution companies, Empresa Distribuidora de Energia Norte S.A.
            (EDEN), Empresa Distribuidora de Energia Sur S.A. (EDES) and Empresa Distribuidora La Plata S.A. (EDELAP), a 19% share in the 650 MW Central Termica San Nicolas power plant, and a 33% interest in the 830 MW Parana power plant nearing the completion of construction. Payment terms for the transaction include a 10% down payment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            with the remainder of the purchase price payable under a promissory note to be issued by a subsidiary of AES to Global and collateralized by AES subsidiary's interests in the assets. Consummation of the transaction is subject to Global and a subsidiary of AES obtaining certain lender and regulatory approvals.

      o In July 2001, the first 500 MW power block of the Odessa-Ector Power Partner, L.P. (OEP) 1,000 MW gas-fired combined-cycle electric generation facility in Odessa, Texas commenced commercial operation. In August 2001, the second 500 MW power block of the 1,000 MW power generation plant commenced commercial operation. OEP is wholly-owned by Texas Independent Energy, L.P. (TIE), a 50/50 joint venture of Global and Panda Energy International, Inc.

      o In July 2001, Global won the bid to purchase up to a 100% interest in Empresa de Electricidad de los Andes S.A. (Electroandes) with a bid of approximately $227 million. Global's closing for this acquisition is scheduled for the fourth quarter of 2001 and may be dependent upon resolution of certain matters regarding applicable tax rates. Electroandes is the sixth largest electric generator in Peru with a 6% market share. Electroandes' main assets include four hydroelectric facilities with a combined installed capacity of 183 MW and 460 miles of transmission lines located in the Central Andean region (northeast of Lima). In addition, Electroandes has the exclusive rights to develop a 100 MW expansion of an existing station and a 150 MW greenfield hydroelectric facility. In 2000, Electroandes generated 1,150 gigawatts of electrical energy, of which 97% was sold through power purchase agreements to mining companies in the region.

      o In June 2001, Global exercised its option to acquire an additional 49% of Empresa Distribuidora de Electricidad de Entre Rios S.A. (EDEERSA), bringing its total ownership of EDEERSA to 90%. The additional ownership was purchased for approximately $110 million. EDEERSA is the main distributor of electricity in the Province of Entre Rios, Argentina. EDEERSA holds a 40-year exclusive concession, granted in 1996 at the time of privatization, to distribute electricity throughout its service territory, which covers 21,000 square miles and has an estimated population of 1.1 million people. EDEERSA's distribution network consists of approximately 9,100 miles of high, medium and low voltage power lines. EDEERSA's approximately 230,000 customers consume approximately 1,500 gigawatts of electrical energy per annum.

      o In June 2001, the Fushi Hydropower Plant began commercial operation of all units of the plant located along the Rongjiang River in China. Global owns an indirect 35% interest in the Fushi Hydropower Plant.

      o In June 2001, Global announced that the Tanir Bavi Power Company, located in India, had begun simple-cycle operation of 170 MW of its planned 220 MW barge-mounted combined-cycle generating facility. The plant is expected to begin combined-cycle operation in in the third quarter of 2001. Power from the facility will be sold to the Karnataka Electricity Board pursuant to a seven-year fixed price power purchase agreement (PPA).

      o In May 2001, GWF Energy LLC (GWF Energy), a 50/50 joint venture between Global and Harbinger GWF LLC, entered into a 10-year PPA with the California Department of Water Resources to provide 340 MW of electric capacity to California from three new peaker plants that GWF Energy is constructing and will operate in California. The first plant, a 90 MW natural gas-fired plant, was completed and began operation in August 2001. Global's equity investment in these plants, including contingencies, is not expected to exceed $100 million.

      o In April 2001, Global announced that the PPN Generation Station, located in India, began commercial operations. The 330 MW combined-cycle plant is currently being run on naphtha and will switch to a mixture of naphtha and natural gas as offshore gas wells are completed. The Tamil Nadu Electricity Board will purchase the output of the plant under a PPA.

      o In March 2001, Global, through Dhofar Power Company (DPCO), signed a 20-year concession with the government of Oman to privatize the electric system of Salalah. A consortium led by Global and several major Omani investment groups owns DPCO. The project will enhance the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            existing network of generation, transmission and delivery assets and is expected to add 195 MW of new generating capacity. The project achieved financial closure in August 2001 and is expected to achieve commercial operation by March 2003. Total project cost is estimated at $277 million. Global's equity investment, including contingencies, is expected to be approximately $82 million.

      o In February 2001, Global withdrew from its interest in the Eagle Point Cogeneration partnership, a 225 MW gas-fired combined-cycle facility in New Jersey, in exchange for a series of payments expected to total up to $290 million, to be received over the next five years, subject to certain contingencies.

      o In January 2001, Global and its partner, Panda Energy International, Inc., announced that the OEP 1,000 MW gas-fired combined-cycle electric generation facility in Guadalupe County, Texas, began commercial operation. Approximately 60% of the plant's total output has been sold via bilateral PPAs and the remainder will be sold on the Texas spot market.

Resources

      o In 2001, Resources invested approximately $438 million in five leveraged lease financing transactions of three electric power stations in the United States; an electric distribution network operated by an electric power district heating and transportation utility in Austria, a coal-fired facility in Belgium and a gas-fired cogeneration facility in the Netherlands.

      o In 2001, Resources through its investments in a leveraged buyout fund, received cash distributions of approximately $64 million resulting in a net after-tax gain of approximately $2 million from the fund's sale of portions of its equity interests.

--------------------------------------------------------------------------------

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth summary consolidated financial data for the periods indicated. The summary consolidated financial data for the six months ended June 30, 2001 and 2000 was derived from our unaudited financial statements which have been incorporated by reference in this Prospectus and, in the opinion of management, have been prepared in a manner consistent with the audited financial statements for the five years ended December 31, 2000. Operating results for the six months ended June 30, 2001 are not necessarily indicative of results which may be expected for the full year. The summary consolidated financial data as of December 31, 2000 and 1999, and for the three years ended December 31, 2000 have been derived from our audited consolidated financial statements, which have been incorporated by reference in this Prospectus. The summary consolidated financial data as of December 31, 1998, 1997, and 1996, and for the two years ended December 31, 1997 have been derived from our audited consolidated financial statements not included or incorporated by reference in this Prospectus. This summary consolidated financial data is qualified in its entirety by the more detailed information and financial statements noted above, including the notes thereto. Certain reclassifications of prior period data have been made to confo4rm with the current presentation.

                                     Six Months Ended
                                          June 30,                      Years Ended December 31,
                                    -------------------   ----------------------------------------------------
                                       2001      2000       2000       1999       1998       1997       1996
                                    --------   --------    -------   --------   --------   --------   ---------
Operating Data:                         (unaudited)               (Thousands of Dollars, except ratios)
Total Revenues ..................   $424,095   $384,807   $794,710   $686,955   $440,284   $341,590   $302,800
Total Operating Expenses ........    271,400    270,669    502,886    424,468    250,539    196,462    171,169
Interest, Net of Capitalized
  Interest ......................     74,704     71,569    136,517     94,685     90,367     72,363     58,261
Taxes ...........................     10,929     12,898     45,337     68,942     30,160     25,816     24,968
Income from Discontinued
 Operations (A) .................         --         --         --         --         --         --     24,238
Loss on Early Extinguishment
 of Debt ........................      1,680         --         --         --         --         --         --
Cumulative Effect of a Change
  in Accounting Principle - Gain       8,849         --         --         --         --         --         --
Net Income ......................     76,923     31,898    113,947    107,999     69,204     47,873     72,662
Preferred Stock Dividends (B) ...     11,380     12,504     23,886     25,007     17,478        598         --
Earnings Available to
  Common Stockholder ............   $ 65,543   $ 19,394   $ 90,061   $ 82,992   $ 51,726   $ 47,275   $ 72,662


                                  As of June 30,                        As of December 31,
                                  -------------- --------------------------------------------------------------
                                       2001         2000         1999         1998         1997         1996
Balance Sheet Data:                 ----------   ----------   ----------   ----------   ----------   ----------
                                    (unaudited)
Total Assets ....................   $6,239,915   $5,197,534   $4,114,385   $3,168,530   $3,022,956   $2,122,413
Total Liabilities ...............    1,490,021    1,266,925    1,037,834      958,528      962,954      817,889
Total Capitalization:
  Debt (F) ......................    2,692,574    2,181,776    1,701,686      967,673    1,275,103      627,381
  Common Equity (B) .............    1,548,120    1,239,633      865,665      733,129      709,899      677,143
  Preferred Equity (B) ..........      509,200      509,200      509,200      509,200       75,000         --
                                    ----------   ----------   ----------   ----------   ----------   ----------
  Total Stockholder's Equity ....    2,057,320    1,748,833    1,374,865    1,242,329      784,899      677,143
                                    ----------   ----------   ----------   ----------   ----------   ----------
  Total Capitalization ..........   $4,749,894   $3,930,609   $3,076,551   $2,210,002   $2,060,002   $1,304,524


                             Six Months Ended
                                  June 30,                          Years Ended December 31,
                           ---------------------    ---------------------------------------------------------------
                             2001        2000         2000          1999         1998          1997         1996
Other Data:                ---------    --------    ---------    -----------    ---------    ---------    ---------
                                (unaudited)
Earnings Before Interest
  and Taxes (EBIT) ......  $ 155,142    $115,587    $ 294,722    $   270,709    $ 187,927    $ 145,813    $ 131,631
Cash flows from:
  Operating ............   $ 137,687    $ 24,407    $ 152,384    $   163,827    $  52,780    $ 137,057    $ 232,411
  Investing ............    (732,387)    (73,280)    (762,761)    (1,031,803)    (160,133)    (998,424)    (560,965)
  Financing ............     596,465      22,604      589,269        902,320      105,133      722,832     (726,442)

                                                          Six Months Ended
                                                               June 30,           Years Ended December 31,
                                                          ----------------  ------------------------------------
                                                            2001    2000    2000    1999    1998    1997    1996
                                                            ----    ----    ----    ----    ----    ----    ----
                                                             (unaudited)
Earnings to Fixed Charges (C) ...........................   1.4x    1.8x    1.9x    2.7x    2.4x    1.4x    3.0x
EBIT to Interest Expense (D) (H) ........................   2.1x    1.6x    2.2x    2.9x    2.1x    2.0x    2.3x
EBITDA to Interest Expense (E) (H) ......................   2.1x    1.8x    2.3x    3.1x    2.4x    2.2x    2.5x
Consolidated Debt to Capitalization (F) .................    57%     56%     56%     55%     44%     62%     48%
Consolidated Recourse Debt to Recourse Capitalization (G)    50%     53%     51%     50%     38%     57%     48%

----------------------
(A) In 1996, EDC was sold for an aggregate price of $779 million. This sale resulted in an after-tax gain of $13.5 million.

(B)   All outstanding preferred and common stock is owned by PSEG.

(C) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this ratio, earnings include net income before income taxes and all fixed charges (net of capitalized interest) and exclude non-distributed income from investments in which Energy Holdings' subsidiaries have less than a 50% interest. Fixed charges include interest expense, expensed or capitalized, amortization of premiums, discounts or capitalized expenses related to indebtedness and an estimate of interest expense included in rental expense.

(D) EBIT includes operating income plus other income. For this ratio, interest expense is net of capitalized interest of $10.3 million, $8.2 million, $20.8 million, $8.5 million, $1.2 million, $5.1 million and $1.3 million for six months ended June 30, 2001 and 2000 and for the years ended December 31, 2000, 1999, 1998, 1997, and 1996, respectively.

(E) EBITDA includes operating income plus other income plus depreciation and amortization. For this ratio, interest expense is net of capitalized interest as noted above.

(F) Includes all recourse debt and debt that is non-recourse to Global, Resources, Energy Technologies and Energy Holdings which is consolidated on the balance sheet.

(G) Excludes consolidated debt that is non-recourse to Global, Resources, Energy Technologies and Energy Holdings of $611 million, $195 million, $354 million, $327 million, $220 million and $232 million as of June 30, 2001 and 2000 and December 31, 2000, 1999, 1998 and 1997, respectively.
      There was no consolidated non-recourse debt outstanding prior to 1997.

(H) Information concerning EBIT and EBITDA is presented here not as a measure of operating results, but rather as a measure of ability to service debt. In addition, EBIT and EBITDA may not be comparable to similarly titled measures by other companies. EBITDA should not be construed as an alternative to operating income or cash flow from operating activities, each as determined according to generally accepted accounting principles. Although we are not required to meet minimum EBIT or EBITDA to interest charges tests as part of our debt covenants, we use these measures in our financial and business planning process to provide reasonable assurance that our forecasts will provide adequate interest coverage to maintain or improve our target credit ratings.

                                  RISK FACTORS

 You should carefully consider the risks described below. Each of the following factors could have a material adverse effect on our business, financial condition, results of operations, net cash flows and/or our ability to service our outstanding indebtedness, including the notes.

Because we are a holding company, our ability to service our debt could be limited

      The notes will be our exclusive obligations and not the obligations of any of our subsidiaries or affiliates. Our obligations with respect to the notes will not be supported by PSEG.

      We are a holding company with no material assets other than the stock of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on the notes or to make any funds available to us to pay such amounts. As a result, the notes will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors (including holders of the notes) to participate in any distribution of assets of any such subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of such subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness, including the notes. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flow provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to the notes, it may materially affect our ability to service our outstanding indebtedness, including the notes.

Our ability to control the cash flow from our minority investments is limited, which could limit our ability to service our debt

      Our ability to control investments in which we own a minority interest is limited. As such, we and Global are unable unilaterally to cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Resources are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

We may not have access to sufficient capital in the amounts and at the times needed

      Equity capital for our subsidiaries' projects and our investments have been provided by equity contributions from PSEG, internally-generated cash flow and borrowings by ourselves and PSEG Capital. We require continued access to debt capital from outside sources in order to assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. We also will require capital from PSEG, the availability of which is not assured since it is dependent upon our performance and that of PSEG's other subsidiaries. As a result, there is no assurance that we will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We cannot assure sufficient cash flow to service the notes

      As of June 30, 2001 and December 31, 2000, we had total debt of $2.1 billion and $1.8 billion, respectively, excluding consolidated non-recourse debt appearing on our balance sheet. We can give no assurances that our projects and investments will generate sufficient cash to service our outstanding indebtedness, including the notes.

      Under the existing instruments governing our debt, including the indenture under which the notes will be issued and our bank agreements, as well as the agreement governing debt of PSEG Capital, debt may be accelerated or otherwise be subject to repayment upon certain events of default, including cross defaults, or if we undergo a change of control. In addition, a default on the notes would result in a cross default under our bank agreements. If any such event were to occur, we may not have sufficient capital to pay holders of the notes in full the amounts due under the notes or to repay any notes tendered pursuant to the Change of Control Offer described under "Description of Exchange Notes -- Certain Covenants -- Repayment of Notes Upon a Change of Control".

Because a substantial amount of our business is conducted outside the United States, adverse international developments could negatively impact our business

      A key component of our business strategy is the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Global has interests or in which Global is or could be exploring development or acquisition opportunities present risks that may be different than those found in the United States including: delays in permitting and licensing, construction delays and interruption of business, as well as risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts and changes in law or tax policy. Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation, and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies or to move funds offshore from such countries. Furthermore, the central bank of any such country may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited. See "-- Credit, currency, commodity and financial market risks may have an adverse impact".

Our future  revenues from projects in development  could be limited  because our
project  development,   construction  and  acquisition  activities  may  not  be
successful

      Our project development and acquisition activities require significant expenditures for evaluation, engineering, permitting, legal and financial advisory services, some of which may not result in increased revenues. For example, we may choose not to proceed with development or may not be successful in competitive bids despite having incurred significant expenses in connection with potential investments.

      The construction, expansion or refurbishment of a power generation or distribution facility may involve equipment and material supply interruptions, labor disputes, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event certain milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements.

If our operating performance falls below projected levels, we may not be able to service our debt

      The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, labor disputes and fuel supply interruption, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Credit, currency, commodity and financial market risks may adversely impact our business

      Adverse changes in commodity prices, equity security prices, interest rates and foreign currency exchange rates and non-performance or non-payment by counterparties could lower revenues, raise costs and adversely affect our financial condition, results of operations and net cash flows and our ability to service our outstanding indebtedness, including the notes.

We and our subsidiaries are subject to substantial competition from well capitalized participants in the worldwide energy markets

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from independent power producers, domestic and multi-national utility generators, fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including the notes.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional significant competitors could become active in the independent power industry. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies. Energy Technologies faces substantial competition from utilities and their affiliates, and HVAC and mechanical contractors.

Compliance with environmental and other governmental regulation is costly and could negatively impact our business

      We and the projects in which we invest are subject to a number of complex and stringent environmental and other laws and regulations, including those which regulate the construction or permitting of new facilities and operation of existing facilities. Compliance is costly and could delay project operation and the receipt of revenues.

      Global's electric and gas distribution facilities are rate-regulated enterprises. Rates charged to customers are established by governmental authorities and are currently sufficient to cover all operating costs and provide a return. We can give no assurances that future rates will be established at levels sufficient to cover such costs and provide a return on our investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on our subsidiaries' and affiliates' debt and to enable such subsidiaries and affiliates to comply with the terms of debt agreements.

PSEG could exercise its power over us to the detriment of holders of the notes

      As our sole stockholder, PSEG has the power to control the election of the directors and all other matters submitted for stockholder approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole stockholder, on the one hand, and our creditors, on the other, we can give no assurances that PSEG would not exercise its power to control us and allocate resources in a manner that would benefit PSEG or another subsidiary to the detriment of the holders of the notes.

      The indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates. Payment of dividends to PSEG without limit could impact our cash available to service the notes. PSEG could decide to no longer continue to hold our stock, although failure to maintain ownership of a majority of the common stock could trigger the change of control repurchase provisions in the indenture. Any of these actions could materially adversely affect our business and thus ultimately our ability to service the notes.

      As a wholly-owned subsidiary of PSEG, we and our domestic subsidiaries are included in PSEG's consolidated tax filing for federal income tax purposes. Generally, the leveraged lease transactions in which Resources invests provide tax losses in the early years of their term that offset taxable income from other PSEG subsidiaries. We and our subsidiaries are parties to a tax allocation agreement with PSEG under which we and each of our subsidiaries are responsible to pay the respective share of taxes due or entitled to receive tax benefits earned. If PSEG were to modify the tax allocation agreement, our future investment strategy might change, including Resources' possible curtailment of new leveraged lease investments that generate tax benefits.

The exchange notes may not be liquid because there is no public market for the exchange notes

      There is currently no trading market for the exchange notes and we do not intend to list the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system. We can give no assurances as to the liquidity of any market that may develop for the exchange notes, the ability of investors to sell the exchange notes or the price at which investors would be able to sell their exchange notes.

Consequences of failure to exchange original notes -- original notes remain subject to transfer restrictions

      Any original notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. After this exchange offer, holders of original notes will not (with limited exceptions) have any further rights under the exchange and registration rights agreement. Any market for original notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

Exchange offer procedures -- late deliveries of notes and other required documents could prevent a holder from exchanging its notes

      Holders are responsible for complying with all exchange offer procedures. Issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes". Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. We are not obligated to notify you of any failure to follow the proper procedure.

Restrictions applicable to participating broker-dealers -- if you are a broker-dealer, your ability to transfer the notes may be restricted

      A broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

                           FORWARD-LOOKING STATEMENTS

      Except for the historical information contained or incorporated by reference herein, certain of the matters discussed or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "intend", "estimate", "believe", "expect", "plan", "hypothetical", "potential" and variations of such words and similar expressions are intended to identify forward-looking statements.

      In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following, some of which relate to Energy Holdings indirectly as a result of their potential impact upon PSEG or its other subsidiaries:

      o deregulation and the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o managing rapidly changing wholesale energy trading operations in conjunction with electricity and gas production, transmission and distribution systems;

      o     managing   foreign   investments   and   electric   generation   and
            distribution operations in locations outside of the traditional utility service territory;

      o     political and foreign currency risks;

      o     sales retention and growth potential in a mature service territory;

      o ability to complete development or acquisition of current and future investments;

      o     partner and counterparty risk;

      o exposure to market price fluctuations and volatility of fuel and power supply, power output and marketable securities, among other commodities and assets;

      o ability to obtain adequate and timely rate relief, cost recovery, and other necessary regulatory approvals;

      o     federal, state and foreign regulatory actions;

      o     regulatory   oversight  with  respect  to  utility  and  non-utility
            affiliate relations and activities;

      o operating restrictions, increased costs and construction delays attributable to environmental regulations;

      o nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel;

      o licensing and regulatory approvals necessary for nuclear and other operating stations;

      o     the ability to economically and safely operate nuclear facilities in
            which  PSEG  has  an  interest   in   accordance   with   regulatory
            requirements;

      o     environmental concerns; and

      o market risk and debt and equity market concerns associated with these issues.

                                 USE OF PROCEEDS

      The exchange offer is intended to satisfy some of our obligations under the exchange and registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In exchange for issuing the exchange notes as described in this prospectus, we will receive an equal principal amount of original notes, which will be canceled.

      The net proceeds from the sale of the original notes were used for the repayment of short-term debt outstanding under revolving credit facilities. Borrowings under the revolving credit facilities were used to finance investments and acquisitions and for general corporate purposes. The applicable per annum interest rate on the revolving credit facilities was LIBOR plus 1.375% at the time of issuance.

                                 CAPITALIZATION

      The   following   table   sets   forth   Energy   Holdings'   consolidated
capitalization as of June 30, 2001 which reflects the sale of the original notes.

                                                            As of June 30, 2001
                                                          ---------------------
                                                          (Thousands of Dollars)
      Short-term debt (A) .............................        $  613,921
      Long-term debt ..................................         2,078,653
                                                               ----------
      Total debt ......................................         2,692,574
                                                               ----------
      Total common equity (B) .........................         1,548,120
      Total preferred equity (B) ......................           509,200
                                                               ----------
      Total stockholder's equity ......................         2,057,320
                                                               ----------
      Total capitalization ............................        $4,749,894
                                                               ==========

----------
(A) Short-term debt includes the portion of long-term debt due within one year and intercompany loans due to PSEG.

(B)   Owned by PSEG.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the original notes, we entered into an exchange and registration rights agreement with the initial purchasers. Under the exchange and registration rights agreement, we agreed to use our reasonable best efforts to complete the exchange offer and to file and cause to become effective with the SEC a registration statement for the exchange of the original notes for exchange notes.

      The terms of the exchange notes are the same as the terms of the original notes except that the exchange notes have been registered under the Securities Act and will not be subject to some restrictions on transfer that apply to the original notes. In that regard, the original notes provide, among other things, that if a registration statement relating to the exchange offer has not been filed and declared effective within the period specified in the original notes, the interest rate on the original notes will increase by 0.25% per annum each 90-day period that such additional interest rate continues to accrue under any such circumstance, up to an aggregate maximum increase equal to 1% per annum, until the registration statement is filed or declared effective, as the case may be.

      Upon completion of the exchange offer, holders of original notes will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances. See "Risk Factors -- Consequences of failure to exchange original notes" and "Description of Exchange Notes". The exchange offer is not being made to holders of original notes in any jurisdiction in which the exchange offer or the acceptance of the notes would not comply with securities or blue sky laws. Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person who has obtained a properly completed bond power from the registered holder, or any person whose original notes are held of record by The Depository Trust Company (DTC) who desires to deliver such original notes by book-entry transfer at DTC. We will exchange as soon as practicable after the expiration date of the exchange offer the original notes for a like aggregate principal amount of the exchange notes.

      Completion of the exchange offer is subject to the conditions that the exchange offer not violate any applicable law or interpretation of the staff of the Division of Corporate Finance of the SEC and that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. The exchange offer is also subject to various procedural requirements discussed below with which holders must comply. We reserve the right, in our absolute discretion, to waive compliance with these requirements subject to applicable law.

Terms of the Exchange Offer

      We are offering, upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, to exchange up to $400,000,000 aggregate principal amount of exchange notes for a like aggregate principal amount of original notes properly tendered on or before the expiration date of the exchange offer and not properly withdrawn in accordance with the procedures described below. We will issue, promptly after the expiration date of the exchange offer, an aggregate principal amount of up to $400,000,000 of exchange notes in exchange for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses".

      Holders may tender their original notes in whole or in part in any integral multiple of $1,000 principal amount. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. As of the date of this prospectus, $400,000,000 aggregate principal amount of the original notes is outstanding. Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original notes which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances. See "Risk Factors -- Consequences of failure to exchange original notes" and "Description of exchange notes". If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, appropriate book-entry transfer will be made, without expense, to the tendering holder of the notes promptly after the expiration date of the exchange offer. Holders who tender original notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in connection with the exchange offer.

      Neither Energy Holdings nor the Board of Directors of Energy Holdings makes any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes in the exchange offer. In addition, no one has been authorized to make any recommendation as to whether holders should tender notes in the exchange offer. Holders of original notes must make their own decisions whether to tender original notes in the exchange offer and, if so, the aggregate amount of original notes to tender based on the holders' own financial positions and requirements.

Expiration Date; Extensions; Amendments

      The term "expiration date" means 5:00 p.m., Eastern Time, on , 2001. However, if the exchange offer is extended by us, the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

      We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

      o     to delay the acceptance of the original notes for exchange,

      o to extend the expiration date of the exchange offer and retain all original notes tendered in the exchange offer, subject, however, to the right of holders of original notes to withdraw their tendered original notes as described under "-- Withdrawal Rights", and

      o to waive any condition or otherwise amend the terms of the exchange offer in any respect.

      If the exchange offer is amended in a manner determined by us to constitute a material change,

      o we will promptly disclose the amendment in a prospectus supplement that will be distributed to the registered holders of the original notes,

      o     we  will  file  a  post-effective   amendment  to  the  registration
            statement filed with the SEC with regard to the exchange notes and the exchange offer, and

      o we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

      We will promptly notify the exchange agent by making an oral or written public announcement of any delay in acceptance, extension, termination or amendment. This announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and, subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

      Upon the terms and subject to the conditions of the exchange offer, we will exchange and issue to the exchange agent, exchange notes for original notes validly tendered and not withdrawn promptly after the expiration date. In all cases, delivery of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

      - original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC, including an agent's message (as defined below) if the tendering holder has not delivered a letter of transmittal,

      - the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an agent's message instead of the letter of transmittal, and

      -     any other documents required by the letter of transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering DTC participant. This acknowledgment states that the participant has received and agrees to be bound by the letter of transmittal and that Energy Holdings may enforce the letter of transmittal against the participant.

      Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and therefore exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes to validly tendering holders. This exchange will be made promptly after the expiration date.

      If, for any reason whatsoever, acceptance for exchange or the exchange of any tendered original notes is delayed, whether before or after our acceptance for exchange of original notes, or we extend the exchange offer or are unable to accept for exchange or exchange tendered original notes, then, without prejudice to the rights we have in the exchange offer, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original notes. These original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights".

      Under the letter of transmittal or agent's message, a holder of original notes will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the original notes tendered in the exchange offer.

Procedures for Tendering Original Notes

      Valid Tender. Except as indicated below, in order for original notes to be validly tendered in the exchange offer, an original copy or facsimile of a properly completed and duly executed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry tender, an agent's message instead of the letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses listed under "-- Exchange Agent". In addition, either:

      -     tendered original notes must be received by the exchange agent,

      - the tender of original notes must follow the procedures for book-entry transfer described below and a book-entry confirmation, including an agent's message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or before the expiration date, or

      - the guaranteed delivery procedures described below must be complied with.

      If less than all of the original notes are tendered, a tendering holder should fill in the amount of original notes being tendered in the appropriate box on the letter of transmittal. The entire amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend properly insured registered mail, return receipt requested, or an overnight delivery service. In all cases, you should allow sufficient time to ensure timely delivery.

      Book-Entry Transfer. The exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the original notes by causing DTC to transfer such Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Alternatively, the guaranteed delivery procedure described below must be complied with.

      Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

      Signature Guarantees. Certificates for the original notes need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless

      (1) a certificate for the original notes is registered in a name other than that of the person surrendering the certificate or (2) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (1) or (2) above, the certificates for original notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

      -     a bank;

      -     a  broker,   dealer,   municipal  securities  broker  or  dealer  or
            government securities broker or dealer;

      -     a credit union;

      - a national securities exchange, registered securities association or clearing agency; or

      - a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of that Eligible Institution. See Instruction 1 to the letter of transmittal.

      Guaranteed Delivery. If a holder desires to tender original notes in the exchange offer and the certificates for the original notes are not immediately available or time will not permit all required documents to reach the exchange agent on or before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the original notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

      (1) the tenders are made by or through an Eligible Institution;

      (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or before the expiration date; and (3) the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form shown in the notice. Regardless of any other provision in this prospectus, the delivery of exchange notes in exchange for original notes tendered and accepted for exchange in the exchange offer will in all cases be made only after timely receipt by the exchange agent of original notes, or of a book-entry confirmation with respect to those original notes, and an original copy or facsimile of a properly completed and duly executed letter of transmittal, together with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent. Our acceptance for exchange of original notes tendered under any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original notes will be determined by us, in our sole discretion. The interpretation by us of the terms and conditions of the exchange offer, including the letter of transmittal and the accompanying instructions, will be final and binding.

      We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any condition or irregularity in any tender of original notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. No tender of original notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent nor any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any notification.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by us, proper evidence satisfactory to us, in our sole discretion, of that person's authority must be submitted. A beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if that beneficial holder wishes to participate in the exchange offer.

Resales of Exchange Notes

      We are making the exchange offer for the exchange notes in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters addressed to third parties in other transactions. However, we did not seek our own interpretive letter and we cannot assure that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the exchange offer as it has in other interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, we believe that exchange notes issued pursuant to this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the exchange notes.

      However, any holder of original notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes, or any broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

      (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC defined in the above-mentioned interpretive letters,

      (b) will not be permitted or entitled to tender such original notes in the exchange offer and

      (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original notes unless such sale is made pursuant to an exemption from such requirements.

      In addition, as described below, if any broker-dealer holds original notes acquired for its own account as a result of market-making or other trading activities and exchanges those original notes for exchange notes, then that broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange notes. Each holder of original notes who wishes to exchange original notes for exchange notes in the exchange offer will be required to represent that:

      -     it is not an "affiliate" of Energy Holdings,

      - any exchange notes to be received by it are being acquired in the ordinary course of its business,

      -     it  has  no  arrangement  or   understanding   with  any  person  to
            participate in a distribution  (within the meaning of the Securities
            Act) of such exchange notes, and

      - if the tendering holder is not a broker-dealer, that holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of its exchange notes.

      In addition, we may require the holder, as a condition to that holder's eligibility to participate in the exchange offer, to furnish to us (or an agent of ours) in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom that holder holds the original notes to be exchanged in the exchange offer.

      Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the original notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by making that acknowledgement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, we believe that participating broker-dealers who acquired original notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of original notes (other than original notes which represent an unsold allotment from the initial sale of the original notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for this exchange offer so long as it contains a description of the plan of distribution regarding the resale of the exchange notes.

      Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. See "Plan of Distribution". Subject to certain provisions contained in the exchange and registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes for a period not exceeding

180 days after the expiration date. However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange notes received in exchange for original notes pursuant to the exchange offer must notify us on or before the expiration date, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "-- Exchange Agent".

      Any participating broker-dealer who is an "affiliate" of Energy Holdings may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In that regard, each participating broker-dealer who surrenders original notes in the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or an agent's message, that upon receipt of notice from Energy Holdings of the occurrence of any event or the discovery of:

      (1) any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or

      (2) any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading, or

      (3) the occurrence of other events specified in the exchange and registration rights agreement,

that participating broker-dealer will suspend the sale of exchange notes under this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer, or we have given notice that the sale of the exchange notes may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time on or before the expiration date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the original notes to be withdrawn, the aggregate principal amount of original notes to be withdrawn, and, if certificates for the original notes have been tendered, the name of the registered holder of the original notes, if different from that of the person who tendered the original notes.

      If original notes have been delivered or otherwise identified to the exchange agent, then before the physical release of the original notes, the tendering holder must submit the serial numbers shown on the particular original notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of original notes tendered for the account of an Eligible Institution. For original notes tendered under the procedures for book-entry transfer described in "-- Procedures for Tendering Original Notes", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of original notes may not be rescinded. Original notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or before the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Notes". All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our sole discretion, whose determination shall be final and binding on all parties. Neither Energy Holdings, the exchange agent nor any other person is under any duty to give any notification of any irregularities in any notice of withdrawal nor will those parties incur any liability for failure to give that notice. Any original notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Interest on Exchange Notes

      Interest on the notes is payable semi-annually on February 15 and August 15 of each year, beginning August 15, 2001, at the rate of 8.625% per annum. The exchange notes will bear interest from and including the last interest payment date on the original notes, or if one has not yet occurred, the date of issuance of the original notes. Accordingly, holders of original notes that are accepted for exchange will not receive accrued but unpaid interest on original notes at the time of tender. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the expiration date.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the original notes for which they are exchanged, which is the aggregate principal amount of the original notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer.
The cost of the exchange offer will be amortized over the term of the exchange notes.

Exchange Agent

      First Union National Bank has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

                        By Registered or Certified Mail:
                            First Union National Bank
                     First Union Customer Information Center
                           1525 West W.T. Harris Blvd.
                           Corporate Trust Department
                         Charlotte, North Carolina 28262
                            Attention: Marsha Rice

                     By Hand or Overnight Delivery Service:
                            First Union National Bank
                     First Union Customer Information Center
                           1525 West W.T. Harris Blvd.
                           Corporate Trust Department
                         Charlotte, North Carolina 28262
                            Attention: Marsha Rice

           By Facsimile Transmission (for Eligible Institutions only):
                                 (704) 590-7628
                        Confirm by Telephone: Marsha Rice
                                or (704) 590-7413

      Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.


Fees and Expenses

      We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original notes, and in handling or tendering for their customers. Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the transfer. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. We will not make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                          DESCRIPTION OF EXCHANGE NOTES

      Holders can find the definitions of some terms used in this description under the subheading "Certain Definitions".

      The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the terms of the original notes, except for the transfer restrictions relating to the original notes. The exchange notes will be issued, and the original notes were issued, under an indenture dated October 8, 1999, between Energy Holdings and First Union National Bank, as trustee. The exchange notes will evidence the same debt as the original notes, and both series of notes will be entitled to the benefits of the indenture and will be treated as a single class of debt securities. Upon effectiveness of the registration statement of which this prospectus is a part, the indenture will be subject to and governed by the Trust Indenture Act of 1939.

      The following description is a summary of the material provisions of the notes, the indenture and the exchange and registration rights agreement relating to the notes. It does not restate those documents in their entirety. We urge holders to read the notes, the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture, including a form of the notes, and the registration rights agreement are available as described below under "-- Additional Information".

Brief Description of the Notes

      The notes are general senior unsecured obligations of Energy Holdings and rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of Energy Holdings. Although the notes are senior unsecured obligations, Energy Holdings has not issued, and does not have any current firm arrangements to issue, any significant additional indebtedness to which the notes would be senior. In addition, the notes will be effectively subordinate to any secured indebtedness issued by Energy Holdings. Energy Holdings has not issued, and does not have any current firm arrangements to issue, any secured obligations to which the notes would be effectively subordinate.

      Because Energy Holdings is a holding company that conducts all of its operations through its subsidiaries, holders of the notes will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors and taxing authorities.

Principal, Maturity and Interest

      The indenture does not limit the aggregate principal amount of debt securities which may be issued under it. The exchange notes will initially be limited to $400,000,000 and will be issued in registered form only, without coupons, in minimum denominations of $1,000. Energy Holdings may "reopen" any series of debt securities and issue additional debt securities of that series. The notes will mature on February 15, 2008, the stated maturity date, unless redeemed or repurchased prior to that date.

      Interest on the notes accrues at the rate of 8.625% per annum and is payable semi-annually in arrears on February 15 and August 15 of each year. Energy Holdings will make each interest payment to the persons in whose names the notes are registered at the close of business on the January 31 and July 31 immediately preceding any interest payment date.

      Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date or the stated maturity date or date of earlier redemption or repurchase is not a business day, the required payment shall be made on the next succeeding day which is a business day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on the interest payment date or stated maturity date or date of earlier redemption or repurchase.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Payment and Paying Agents

      Interest on the notes is payable at any office or agency to be maintained by Energy Holdings in Newark, New Jersey and The City of New York. At the option of Energy Holdings, however, interest may be paid

      o by check mailed to the address of the person entitled to the interest payment at the address that appears in the "security register" maintained by Energy Holdings or

      o     by wire transfer to an account  maintained by the person entitled to
            the  interest  payment  as  specified  in  the  security   register.
            (Sections 301, 1001 and 1002 of the Indenture).

Transfer and Exchange

      Under the indenture, debt securities of any series, including the notes, may be presented for registration of transfer and may be presented for exchange

      o at each office or agency required to be maintained by Energy Holdings for payment of such series as described in "-- Payment and Paying Agents", and

      o at each other office or agency that Energy Holdings may designate from time to time for such purposes.

      No service charge will be made for any transfer or exchange of debt securities, including the notes, but Energy Holdings may require payment of any tax or other governmental charge payable in connection with the transfer or exchange. (Section 305 of the indenture).

      The indenture does not require Energy Holdings to

      o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) if debt securities of the series are issuable only in registered form, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable in bearer form, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable in registered form and there is no publication, the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security in registered form being redeemed in part;

      o exchange any debt security in bearer form called for redemption, except to exchange such debt security in bearer form for a debt security in registered form of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be repaid. (Section 305 of the Indenture).

      The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

      The notes will be redeemable at the option of Energy Holdings, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the registered holders thereof, at a redemption price equal to the greater of

      o     100% of the principal amount of the notes to be redeemed, and

      o the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to February 15, 2008, which we refer to as the remaining life, discounted from their respective payment dates to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 40 basis points plus, in either case, accrued interest thereon to the date of redemption.

      If money sufficient to pay the redemption price of and accrued interest on all of the notes to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and other conditions under the indenture are satisfied, then on and after that redemption date, interest will cease to accrue on those notes called for redemption.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life of the notes to be redeemed.

      "Comparable Treasury Price" means, with respect to any redemption date, the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the quotations.

      "Quotation Agent" means the Reference Treasury Dealer appointed by Energy Holdings. "Reference Treasury Dealer" means (i) Lehman Brothers Inc., its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City, which we refer to as a Primary Treasury Dealer, Energy Holdings shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Energy Holdings.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date.

      Energy Holdings may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Mandatory Redemption

      Energy Holdings is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Certain Definitions

      The following is a summary of certain defined terms used in the indenture. Article One of the indenture contains the full definition of all such terms.

      "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all outstanding debt securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      "Capitalized Lease Obligations" means all rental obligations as lessee which, under GAAP, are or will be required to be capitalized on the books of Energy Holdings or any of its subsidiaries, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

      "Change of Control" means the occurrence of one or more of the following events:

      (1) PSEG (or its successors) shall cease to own a majority of the outstanding voting stock of Energy Holdings,


      (2) at any time following the occurrence of the event described in clause (1), a person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of persons (other than PSEG) shall have become, directly or indirectly, the beneficial owner or shall have acquired the absolute power to direct the vote, of more than 35% of the outstanding voting stock of Energy Holdings,

      (3) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors of Energy Holdings (together with any new directors whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) shall cease for any reason to constitute a majority of the Board of Directors of Energy Holdings, unless approved by a majority of the Board of Directors in office at the beginning of such period (including such new directors), or

      (4) Energy Holdings shall have merged or consolidated with any other corporation or the properties and assets of Energy Holdings shall have been conveyed or transferred substantially as an entirety to any person in accordance with Section 801 of the indenture as described under "-- Merger or Consolidation".

      However, regardless of whether one or more of the above events occurs or circumstances exist, a Change of Control shall be deemed not to have occurred if after giving effect to the event or circumstance, the debt securities, including the notes, are rated no less than "BBB-" by Standard & Poor's Ratings Group and "Ba1" by Moody's Investors Service.

      "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets, less accumulated depreciation or amortization, valuation allowances, other applicable reserves and other properly deductible items in accordance with GAAP, which would appear on a consolidated balance sheet of Energy Holdings and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deduction therefrom, to the extent otherwise included, the amounts of

      o     consolidated current liabilities;

      o     deferred income taxes;

      o minority interests in consolidated Subsidiaries held by persons other than Energy Holdings or a subsidiary;

      o excess of cost over fair value of assets of businesses acquired, as determined by the Board of Directors; and

      o unamortized debt discount and expense and other unamortized deferred changes, goodwill (including the amounts of investments in affiliates that consist of goodwill), patents, trademarks, service names, trade names, copyrights, licenses, deferred project costs, organizational or other development expenses and other intangible items.

            "Indebtedness" of any person means

      o all indebtedness of such person for borrowed money, whether or not represented by bonds, debentures, notes or other securities,

      o     the  deferred   purchase  price  of  assets  or  services  which  in
            accordance with GAAP would be shown on the liability side of the balance sheet of such person,

      o all Indebtedness of another person secured by any Lien on any property owned by such person, whether or not such Indebtedness has been assumed,

      o all obligations of such person to pay a specified purchase price for goods or services whether or not delivered, i.e., take-or-pay and similar obligations,

      o     all Capitalized Lease Obligations of such person and

      o all obligations of such person guaranteeing any Indebtedness, lease, dividend or other obligation of any other person, directly or indirectly, whether contingent or otherwise.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

      "Material Subsidiary" means any subsidiary of Energy Holdings the consolidated assets of which, as of the date of any determination of those assets, constitute at least 10% of the consolidated assets of Energy Holdings and its subsidiaries, or the consolidated earnings before taxes of which constituted at least 10% of the consolidated earnings before taxes of Energy Holdings and its subsidiaries for the most recently completed fiscal year, provided, however, that

      o     no  subsidiary  of  a  Material   Subsidiary  shall  be  a  Material
            Subsidiary, and

      o in all instances each of Global, Resources and PSEG Capital shall be a Material Subsidiary.

      "Sale and Leaseback Transaction" means an arrangement relating to property or assets now owned or acquired after the date of the indenture whereby Energy Holdings or a subsidiary transfers such property or assets to a person and leases it back from such person, other than leases for a term of not more than 36 months or between Energy Holdings and a wholly-owned subsidiary or between wholly-owned subsidiaries.

Certain Covenants

      The notes and other series of debt securities issuable under the indenture will have the benefit of the following covenants which may be waived by the holders of at least a majority in principal amount of the notes outstanding. These covenants may not be waived by us or the Trustee.

      Limitation on Liens

      Energy Holdings covenants in the indenture that it will not, and will not permit any of its subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Energy Holdings or any of its subsidiaries, whether now owned or acquired after the date of the indenture, to secure any Indebtedness that is incurred, issued, assumed or guaranteed by Energy Holdings or any of its subsidiaries without in any such case effectively providing, concurrently with the incurrence, issuance, assumption or guaranty of any such Indebtedness, that the debt securities shall be equally and ratably secured with any and all such Indebtedness; provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of:

      o     Liens existing on the date of the indenture;

      o Liens to secure or provide for the payment of all or any part of the purchase price of any such property or assets or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other property or assets of Energy Holdings or such Subsidiary of Energy Holdings;

      o Liens granted or assumed by subsidiaries (other than Material Subsidiaries) in connection with project financings or other Indebtedness that is not guaranteed by or otherwise an obligation of a Material Subsidiary;

      o Liens on the equity interest of any subsidiary that is not a Material Subsidiary in connection with project financings;

      o Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

      o Liens incidental to the conduct of the business of or the ownership of property by Energy Holdings or any of its subsidiaries which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

      o Liens created in connection with worker's compensation, unemployment insurance and other social security legislation;

      o the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above, or the replacement, extension or renewal (not exceeding the principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

      o any other Lien not excepted by the foregoing clauses; provided that, immediately after the creation or assumption of such Lien, the sum of (x) the amount of outstanding Indebtedness of Energy Holdings secured by all Liens created or assumed under the provisions of this clause plus (y) the Attributable Debt with respect to all outstanding leases in connection with Sale and Leaseback transactions entered into pursuant to the proviso under "-- Limitation on Sale and Leaseback Transactions" does not exceed an amount equal to 10% of Consolidated Net Tangible Assets, as shown on the consolidated balance sheet of Energy Holdings and its subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available. (Section 1005 of the indenture).

      Limitation on Sale and Leaseback Transactions

      Energy Holdings covenants in the indenture that it will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless

      (1) Energy Holdings or such Subsidiary would be entitled to create a Lien on such property or assets securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the debt securities as described under the preceding subsection "-- Limitation on Liens" or

      (2)   the net proceeds of such sale are

            o at least equal to the fair value (as determined by our board of directors) of such property and

            o Energy Holdings or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 90 days of the effective date of any such arrangement, of debt securities or Indebtedness of Energy Holdings which ranks senior or equal with the debt securities or with Indebtedness of a Subsidiary (other than Indebtedness owed to Energy Holdings or a Subsidiary or to
                  PSEG).

      However, in addition to the transactions permitted as described in the clauses (1) and (2), Energy Holdings or any subsidiary may enter into a Sale and Leaseback Transaction as long as the sum of

      (x) the Attributable Debt with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into as described in this proviso, plus

      (y) the amount of outstanding Indebtedness secured by Liens incurred as described in the last bullet paragraph of the preceding subsection "Limitation on Liens",

does not exceed an amount equal to 10% of Consolidated Net Tangible Assets, as shown on the consolidated balance sheet of Energy Holdings and its subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available. (Section 1006 of the indenture).

      Repayment of Notes Upon a Change of Control

      Upon a Change of Control, holders of the notes will have the right to require Energy Holdings to repurchase their notes, in whole or in part, at a repayment price of 101% of their principal amount plus accrued interest to the repayment date. The holder of debt securities of each other series to be issued under the indenture will have the right to require Energy Holdings to repurchase its debt securities at a repayment price in cash equal to a specified percentage of the principal amount of the notes to be repurchased established for that series plus accrued interest, if any, to the date of repayment, in accordance with the terms described below and in Article 13 of the indenture.

      Within 30 days following any Change of Control, Energy Holdings will mail a notice to each holder of debt securities of each series (with a copy to the trustee) stating:

      o that a Change of Control has occurred and that the holder has the right to require Energy Holdings to repay that holder's debt securities, in whole or in part, in not less than the minimum denomination required for debt securities of that series, at a repayment price in cash equal to the percentage of the principal amount of the debt securities established for that series plus accrued interest, if any, to the date of repayment;

      o the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization of Energy Holdings after giving effect to the Change of Control;

      o the repayment date, which will be a Business Day and be not earlier than 45 days or later than 60 days from the date such notice is mailed;

      o that any debt security of the series not tendered for purchase will continue to accrue interest;

      o that interest on any debt security of the series accepted for repayment pursuant to the change of control offer shall cease to accrue after the repayment of the debt security on the repayment date;

      o that holders electing to have any debt security repaid pursuant to a change of control offer will be required to surrender the debt security, with the form entitled "Option to Elect Repayment" on the reverse of the debt security completed, to the trustee at the address specified in the notice not earlier than 45 days and not later than 30 days prior to the repayment date;

      o that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day preceding the repayment date, or such shorter period as may be required by applicable law, a telegram, telex, facsimile transmission or letter providing the name of the holder, the principal amount of debt securities the holder delivered for repayment, and a statement that the holder is withdrawing its election to have those debt securities repaid; and

      o that holders of the series that elect to have their debt securities purchased only in part will be issued new debt securities of the series in a principal amount equal to then unpurchased portion of the debt securities surrendered.

      Energy Holdings has covenanted to comply with the tender offer provisions of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable laws and regulations in the event that a

Change of Control occurs and Energy Holdings is required to make a change of control offer. (Section 1007 of the indenture).

Events of Default and Remedies

      The following will constitute events of default under the indenture:

      o default in the payment of any interest upon any debt security, any coupon appertaining thereto or any "additional amounts" (which, if the terms of the particular series of debt securities so specify, will be payable upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities) payable in respect of any debt security of that series when such interest, coupon or additional amounts become due and payable, and the continuance of such default for a period of 30 days;

      o default in the payment of the principal of (or premium, if any, on) any debt security of that series, when the same becomes due and payable at maturity, upon redemption;

      o default in the deposit of any sinking fund payment when due by the terms of any debt security of that series;

      o default in the performance, or breach, of any covenant or agreement of Energy Holdings in the indenture with respect to any debt security of that series, and the continuance of such default for 60 days after written notice of such default to Energy Holdings;

      o     acceleration  of any  bond,  debenture,  note or other  evidence  of
            Indebtedness or under any mortgage, indenture, including the indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Energy Holdings or any subsidiary in excess of $25,000,000 in the aggregate other than

            (1) any Indebtedness arising from the obligation to make an equity investment in a subsidiary or

            (2) Indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which Energy Holdings or any such subsidiary is a participant, or which is secured by a Lien on the property or assets owned or held by such entity, without further recourse to or liability of Energy Holdings or any such subsidiary,

      o     whether such Indebtedness now exists or shall be created later;

      o certain events in bankruptcy, insolvency or reorganization affecting Energy Holdings; and

      o any other event of default provided with respect to debt securities of that series. (Section 501 of the indenture).

      Energy Holdings is required to file with the trustee, annually, an officer's certificate as to Energy Holdings' compliance with all conditions and covenants under the indenture. (Section 1008 of the indenture). The indenture provides that the trustee may withhold notice to the holders of debt securities of a series, including the notes, of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of the series to do so. (Section 601 of the indenture).

      If an event of default with respect to debt securities of a series, including the notes, has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal of all of the debt securities of that series to be due and payable immediately, by a notice in writing to Energy Holdings. However, if the debt securities of that series are issued with original issue discount or are "indexed debt securities," the trustee or the holders of not less than 25% of the debt securities may declare that portion of the principal as may be specified in the terms of those debt securities due and payable immediately. (Section 502 of the indenture). Indexed debt securities are debt securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default with respect to debt securities of any series, including the notes, has occurred and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of debt securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of the indenture).

      Subject to the provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities, including the notes, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512 of the indenture).

      The holders of a majority in principal amount of the outstanding debt securities of a series, including the notes, may, on behalf of the holders of all debt securities of such series and any related coupons, waive any past default under the indenture with respect to that series and its consequences, except a default

      o in the payment of the principal of (or premium, if any) or interest, if any, on or additional amounts payable in respect of any debt security of such series or any related coupons or

      o in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 513 of the indenture).

Repayment of Notes Upon Certain Events Involving Resources

If

      (1) Energy Holdings shall no longer own 100% of the equity ownership interest in Resources, or

      (2)   (a)   a transaction or series of related  transactions (a "Resources
                  Transaction") causes the assets of Resources immediately after such Resources Transaction to be at least 20% less than the assets of Resources immediately prior to such Resources
                  Transaction (as measured from the end of the month immediately preceding the Resources Transaction (or in the case of a Resources Transaction involving a series of transactions, the month immediately preceding the first of such transactions)) and

            (b) as a direct result of such Resources Transaction, either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall downgrade its respective rating of Energy Holdings below BBB- or Ba1 (or if either of such ratings immediately preceding the Resources Transaction is lower than BBB- or Ba1, such rating shall as a direct result of such Resources Transaction be downgraded), then the holders of the notes shall have the right to require Energy Holdings to repurchase their notes, in whole or in part, at a repayment price equal to the greater of

      o     100% of the principal amount of the notes to be repurchased, and

      o the sum, as determined by the Quotation Agent (as defined in "Description of Exchange Notes - Optional Redemption"), of the present values of the principal amount of the notes to be repurchased and the remaining scheduled payments of interest thereon from the repayment date to February 15, 2008 discounted from their respective payment dates to the date of repayment on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in "Description of Exchange Notes -- Optional Redemption"), plus 40 basis points plus, in either case, accrued interest on the notes to the date of repayment.

Merger or Consolidation

      The indenture provides that Energy Holdings may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless either Energy Holdings is the continuing corporation or such corporation or person assumes by supplemental indenture all the obligations of Energy Holdings under the indenture and the debt securities issued under it and immediately after the transaction no default shall exist. (Section 801 of the indenture).

No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of Energy Holdings, as such, shall have any liability for any obligations of Energy Holdings under the notes and the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws. (Section 113 of the indenture).

Satisfaction and Discharge, Defeasance and Covenant Defeasance

      According to the terms of the indenture, Energy Holdings may discharge certain obligations to holders of any series of debt securities, including the notes, that have not already been delivered to the trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities for principal, and premium, if any, and interest, if any, and any additional amounts with respect to the debt securities, to the date of such deposit, if the debt securities have become due and payable, or to the maturity date or redemption date, as the case may be. (Section 401 of the indenture).

      The indenture provides that, if the provisions of Article Fourteen of the indenture are made applicable to the debt securities of or within any series, including the notes, and any related coupons, Energy Holdings may elect either

      (a) to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligations to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of such debt securities and any related coupons, and to hold moneys for payment in trust (Section 1402 of the indenture) or

      (b) to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such debt securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities and any related coupons (Section 1403 of the indenture), in either case upon the irrevocable deposit by Energy Holdings with the trustee, in trust, of

      (1)   an amount in United States Dollars,

      (2) Government Obligations (as defined below) applicable to such debt securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or

      (3)   a combination of the items referred to in (1) or (2)

in an amount, sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on all scheduled due dates.

      Such a trust may only be established if, among other things, Energy Holdings has delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance under clause
(a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. (Section 1404 of the indenture).

      "Government Obligations" means securities which are

      o     direct obligations of the United States or

      o obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer of that obligation.

Government Obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of the indenture).

      In the event Energy Holdings effects covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of any event of default, other than the events of default described in clauses (4) or (8) of
Section 501 of the indenture, with respect to any covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on such debt securities and coupons at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities and coupons at the time of the acceleration resulting from such event of default. In such case, Energy Holdings would remain liable to make payment of such amounts due at the time of acceleration. (Section 501 of the indenture).

      If the trustee or any paying agent is unable to apply any money in accordance with the indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Energy Holdings' obligations under the indenture and such debt securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the indenture, until such time as such trustee or paying agent is permitted to apply all such money in accordance with the indenture. However, if Energy Holdings makes any payment of principal of, or premium, if any, or interest, if any, on any such debt security or any related coupon following the reinstatement of its obligations, Energy Holdings shall be subrogated to the rights of the holders of such debt securities and any related coupons to receive such payment from the money held by such trustee or paying agent.

Amendment, Supplement and Waiver

      Energy Holdings and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of all outstanding debt securities that are affected by the modification or amendment; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

      o change the stated maturity date of the principal of, or premium, if any, on, or any installment of principal of or interest on any debt security;

      o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any debt security;

      o     change the manner of calculating the rate of interest;

      o change any obligation of Energy Holdings to pay additional amounts in respect of any debt security;

      o reduce the portion of the principal of a debt security issued with the original issue discount or an indexed debt security that would be due and payable upon a declaration of acceleration of the maturity of the debt security or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of any such debt security;

      o change the place of payment of principal of, or any premium or interest on, the debt security;

      o impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the debt security or on or after any redemption date or repayment date for the debt security;

      o     adversely affect any right to convert or exchange any debt security;

      o reduce the percentage in principal amount of such outstanding debt securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

      o     reduce the requirements for voting or quorum described below; or

      o     modify any of the preceding  requirements  or any of the  provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected by the modification or waiver. (Section 902 of the indenture).

      Energy Holdings and the trustee may modify and amend the indenture without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another person to Energy Holdings and the assumption by any successor of the covenants of Energy Holdings under the indenture and the debt securities;

      o to add to the covenants of Energy Holdings for the benefit of the holders of all or any series of debt securities issued under the indenture, including the notes, and any related coupons or to surrender any right or power conferred upon Energy Holdings by the indenture;

      o to add events of default for the benefit of the holders of all or any series of debt securities, including the notes, issued under the indenture;

      o to add to or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities issued in bearer form or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such actions do not adversely affect the interests of the holders of the debt securities issued under the indenture or any related coupons in any material respect;

      o to change or eliminate any provisions of the indenture, provided that any change or elimination of this nature will become effective only when there are no debt securities outstanding of any series created prior to the change or elimination of the provision which are entitled to the benefit of the provisions;

      o to secure the debt securities, including the notes, under the indenture pursuant to the requirements of Section 1005 of the indenture, or otherwise;

      o to establish the form or terms of debt securities of any series and any related coupons;

      o to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

      o to cure any ambiguity, defect or inconsistency in the indenture, provided such action does not adversely affect the interests of holders of debt securities of a series, including the notes, issued under the indenture or any related coupons in any material way; or

      o to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, including the notes, provided that the action does not adversely affect the interests of the holders of the debt securities of that series, including the notes, and any related coupons in any material way. (Section 901 of the indenture).

      In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities thereunder,

      o the principal amount of a debt security issued with original issue discount that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity of the debt security,

      o the principal amount of an indexed debt security that may be counted in making the determination or calculation and that will be deemed outstanding will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided pursuant to Section 301 of the indenture, and

      o Debt securities owned by Energy Holdings or any other obligor upon the debt securities or any affiliate of Energy Holdings or of such other obligor shall be disregarded. (Section 101 of the indenture).

      The indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable in bearer form. (Section 1501 of the indenture) A meeting may be called at any time by the trustee, and also, upon request, by Energy Holdings or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the indenture. (Section 1502 of the indenture) Except for any consent that must be given by the holder of each debt security, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of outstanding debt securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of a series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum. (Section 1504 of the indenture).

      Regardless of the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of a series, including the notes, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action or of the holders of that series and one or more additional series:

      o     there shall be no minimum quorum requirement for that meeting and

      o the principal amount of the outstanding debt securities of the series that vote in favor of request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504 of the indenture).

Additional Information

      Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to PSEG Energy Holdings Inc. at 80 Park Plaza, T-22, Newark, NJ 07102, Attention: Treasurer.

Reports

      Following the consummation of the exchange offer, to the extent required by the SEC, Energy Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to holders of the notes upon request:

      (1) all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K and, with respect to the annual information only, a report on the annual financial statements certified by Energy Holdings' independent auditors; and

      (2) all information of the type contained in current reports required to be filed with the SEC on Form 8-K.

      The indenture requires Energy Holdings to file the documents referred to in clauses (1) and (2) above with the trustee within 15 days of the filing of those documents with the SEC. So long as any notes are outstanding, Energy Holdings will furnish to the holders of notes the documents referred to in clauses (1) and (2) above in the manner and to the extent required by the Trust Indenture Act within 30 days of the filing of those documents with the SEC.

      In addition, Energy Holdings has agreed that, for so long as any original notes remain outstanding, it will furnish upon request to holders of the original notes and prospective purchasers the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

Book-Entry, Delivery and Form

      The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, global notes).

      Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes (as defined below).

      Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

      The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Energy Holdings takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised Energy Holdings that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, participants) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers of the original notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

      DTC has also advised Energy Holdings that, pursuant to procedures established by it, (i) upon deposit of the global notes, DTC will credit the accounts of participants designated by the Initial Purchasers of the original notes with portions of the principal amount of the global notes and (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

      Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

      Payments in respect of the principal of, premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the indenture, Energy Holdings and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Energy Holdings, the trustee nor any agent of Energy Holdings or the trustee has or will have any responsibility or liability for

      o any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes or

      o any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

      DTC has advised Energy Holdings that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Energy Holdings. Neither Energy Holdings nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and Energy Holdings and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Interest in the global notes are expected to be eligible to trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

      DTC has advised Energy Holdings that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Exchange of Book-Entry Notes for Certificated Notes

      If

      o DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Energy Holdings within 90 days following notice to Energy Holdings,

      o DTC determines, in its sole discretion, not to have any of the notes represented by one or more global notes, or

      o an event of default under the indenture has occurred and is continuing,

then Energy Holdings will issue individual notes in certificated form in exchange for the relevant global notes. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such notes in certificated form registered in its name. In all cases, notes in certificated form delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a summary of the material United States federal income tax consequences resulting from the exchange offer and from the ownership of the exchange notes. It deals only with exchange notes held as capital assets and not with special classes of noteholders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold an exchange note in connection with an arrangement that completely or partially hedges the exchange note. The discussion is based upon the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to produce federal income tax consequences different from those discussed below. The information contained in this section has been passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG. We have received an opinion of counsel from Mr. Foran regarding the material federal income tax consequences of the exchange offer.

      Noteholders tendering their original notes or prospective purchasers of exchange notes should consult their own tax advisors concerning the United
States federal income tax and any state or local income or franchise tax consequences in their particular situations and any consequences under the laws of any other taxing jurisdiction.

Consequences of Tendering Original Notes

      The exchange of original notes for the exchange notes pursuant to the exchange offer will not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Rather, the exchange notes received by a noteholder will be treated as a continuation of the original notes in the hands of such noteholder. As a result, there will be no United States federal income tax consequences to noteholders exchanging the original notes for the exchange notes pursuant to the exchange offer. The noteholder must continue to include stated interest in income as if the exchange had not occurred. The adjusted basis and holding period of the exchange notes for any noteholder will be the same as the adjusted basis and holding period of the original notes. Similarly, there would be no United States federal income tax consequences to a holder of original notes that does not participate in the exchange offer.

United States Holders

      For purposes of this discussion, a "United States Holder" means:

      (1)   a citizen or resident of the United States;

      (2) a partnership, corporation or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the law of the United States or of any State of the United States including the District of Columbia;

      (3) an estate the income of which is subject to United States federal income tax regardless of its source;

      (4)   a trust, if either:

            (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

            (b) the trust was in existence on August 20, 1996 and elected to be treated as a United States person at all times thereafter;

      (5) any other person that is subject to United States federal income tax on interest income derived from a note as a result of such income being effectively connected with the conduct by such person of a trade or business within the United States; or

      (6) certain former citizens of the United States whose income and gain on the exchange notes will be subject to U.S. income tax.

      Payments of Interest

      Interest on an exchange note will be taxable to a United States Holder as ordinary interest income at the time it is received or accrued, depending on the noteholder's method of accounting for tax purposes.

      Disposition of an Exchange Note

      Upon the sale, exchange or retirement of an exchange note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest, which will be treated as ordinary income) and such holder's adjusted basis in the exchange note. Such gain or loss generally will be long-term capital gain or loss if the holder's holding period in the exchange note was more than one year at the time of disposition.

      Backup Withholding and Information Reporting

      In general, information reporting requirements will apply with respect to non-corporate United States Holders to payments of principal and interest on an exchange note and the proceeds of the sale of an exchange note before maturity. A 31% "backup withholding" tax will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

Payments to United States Aliens

      As used herein, a "United States Alien" is a person or entity that, for United States federal income tax purposes, is not a United States Holder (as defined above).

      Under current United States federal income and estate tax law:

      (1) payments of principal and interest on an exchange note by us or any paying agent to a noteholder that is a United States Alien will not be subject to withholding of United States federal income tax, provided that the noteholder:

            (a) does not actually or constructively own 10% or more of the combined voting power of our stock;

            (b) is not a controlled foreign corporation related to us through stock ownership;

            (c)   is  not  a  bank  receiving   interest  described  in  Section
                  881(c)(3)(A) of the Internal Revenue Code; and

            (d) provides a statement, under penalties of perjury (such as Form W-8BEN), to us that the holder is a United States Alien and provides its name and address;

      (2) a noteholder that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note, unless:

            (a) the gain is effectively connected with the conduct of a trade or business within the United States by the United States Alien; or

            (b) in the case of a United States Alien who is a nonresident alien individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; and

      (3) an exchange note will not be subject to United States federal estate tax as a result of the death of a noteholder who is not a citizen or resident of the United States at the time of death, provided that:

            (a) such noteholder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock; and,

            (b) at the time of such noteholder's death, payments of interest on such exchange note would not have been effectively connected with the conduct by such noteholder of a trade or business in the United States.

      United States information reporting requirements and backup withholding tax will not apply to payments on an exchange note made outside the United States by us or any paying agent (acting in its capacity as such) to a noteholder that is a United States Alien provided that a statement described in(1)(c) above has been received and neither we nor our paying agent has actual knowledge that the payee is not a United States Alien.

      Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker:

      (1)   is a United States Alien;

      (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States; and

      (3) is not a controlled foreign corporation as to the United States (a person described in (1), (2) and (3) above being hereinafter referred to as a "foreign controlled person"). Payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

      New regulations governing backup withholding and information reporting are generally scheduled to become effective for payments made after December 31, 2000. Rules under these regulations will have essentially the same substantive effect, but will unify current certification procedures and forms.

                              PLAN OF DISTRIBUTION

      We are making the exchange offer in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters issued to third parties in other transactions.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 180 days after the exchange offer has been completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer that reasonably requests such document for use in connection with any such resale. Broker dealers who acquired original notes directly from us may not rely on the staff's interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder, in order to resell the original notes or the exchange notes.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the exchange offer has been completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      By acceptance of this exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from Energy Holdings of the happening of any event which makes any statement in the prospectus untrue in any material respect or requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental prospectus to such broker-dealer.

                                 LEGAL OPINIONS

      The validity of the notes will be passed upon for Energy Holdings by James
T. Foran, Esquire, Associate General Counsel of PSEG or R. Edwin Selover, Esquire, Vice President and General Counsel of PSEG. The information contained in Federal Income Tax Considerations has been passed upon for Energy Holdings by Mr. Foran.

                                     EXPERTS

      The consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, and the related financial statement schedules, incorporated in this prospectus by reference from Energy Holdings' Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

                                  $400,000,000

                                   ----------
                            [Logo] PSEG
                                   Energy Holdings Inc.
                                   ----------

                                Offer to Exchange

                          8.625% Senior Notes due 2008
               Which have been registered under the Securities Act

                           For Any and All Outstanding
                          8.625% Senior Notes due 2008
                        Which have not been so registered

================================================================================

                                     Part II
                     Information not required in Prospectus

Item 20. Indemnification of Directors and Officers

      Article 6 of Energy Holdings' Certificate of Incorporation provides as follows:

      To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director of officer of the corporation existing at the time of such amendment or repeal.

      Section 24 of Energy Holdings' By-laws provides as follows:

      The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceedings) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      The directors and officers of Energy Holdings are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Energy Holdings is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by Energy Holdings.

Item 21. Exhibits and Financial Statement

Attorney-in-Fact
Exhibit Index

Exhibit
Number                        Description
-------                       -----------

3.1   -- Certificate of Incorporation, as amended.*

3.2   -- By-Laws.*

4.1 -- Indenture dated October 8, 1999 between Energy Holdings and First Union National Bank.*

4.2 -- Exchange and Registration Rights Agreement dated February 8, 2001 between Energy Holdings and the purchasers named in Schedule I of the purchase agreement.

4.3   -- Form of Exchange Note.

5     -- Opinion of James T. Foran, Esquire.

8     -- Opinion of James T. Foran, Esquire regarding tax matters.

12    -- Statement regarding computation of ratios of earnings.**

21    -- Subsidiaries of the Registrant.

23.1  -- Consent of James T. Foran, Esquire (contained in Exhibits 5 and 8).

23.2  -- Independent Auditors' Consent.

24    -- Power of Attorney.

25    -- Statement of Eligibility of Trustee on Form T-1.

99.1  -- Form of Letter of Transmittal.

99.2  -- Form of Notice of Guaranteed Delivery.


----------
*     Incorporated by reference from Registration Statement No. 333-95697

** Incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

Item 22. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      The undersigned registrant hereby undertakes (a):

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (a)(1)(i) or
                  (a)(l)(ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Energy Holdings Inc., certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 10th day of September 2001.

                                       PSEG ENERGY HOLDINGS INC.


                                       By:      /s/ ROBERT J. DOUGHERTY
                                           -------------------------------------
                                                Robert J. Dougherty, Jr
                                           President and Chief Operating Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                          Title                      Date
      ---------                           ----                      ----
   /s/ E. James Ferland             Chairman of the Board     September 10, 2001
-------------------------------     and Chief Executive
    E. James Ferland                Officer (Principle
                                    ExecutiveOfficer)


   /s/ Robert J. Dougherty, Jr.     President and Chief       September 10, 2001
-------------------------------     Operating Officer
    Robert J. Dougherty, Jr.        (Principal Financial
                                    Officer)


   /s/ Derek M. DiRisio             Vice President and        September 10, 2001
-------------------------------     Controller (Principal
    Derek M. DiRisio                Accounting Officer)


      This Registration Statement has also been signed by Derek M. DiRisio, Attorney-in-Fact, on behalf of the following Directors on September 10, 2001.

      Frank Cassidy
      Robert J. Dougherty, Jr.
      Thomas M. O'Flynn
      R. Edwin Selover
                                        By:           /s/ DEREK M. DIRISIO
                                                  -----------------------------
                                                        Derek M. DiRisio
                                                        Attorney-in-Fact

                                POWER OF ATTORNEY

      Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Derek M. DiRisio the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

            Signature                    Title                      Date
            ---------                    ----                       ----

        /s/ FRANK CASSIDY               Director              September 7, 2001
----------------------------
          Frank Cassidy


  /s/ ROBERT J. DOUGHERTY, JR.          Director              September 7, 2001
----------------------------
    Robert J. Dougherty, Jr.


      /s/ E. JAMES FERLAND              Director              September 7, 2001
----------------------------
        E. James Ferland


      /s/ THOMAS M. O'FLYNN             Director              September 7, 2001
----------------------------
        Thomas M. O'Flynn


      /s/ R. EDWIN SELOVER              Director              September 7, 2001
----------------------------
        R. Edwin Selover

Exhibit
Number                        Description
-------                       -----------

3.1   -- Certificate of Incorporation, as amended.*

3.2   -- By-Laws.*

4.1 -- Indenture dated October 8, 1999 between Energy Holdings and First Union National Bank.*

4.2 -- Exchange and Registration Rights Agreement dated February 8, 2001 between Energy Holdings and the purchasers named in Schedule I of the purchase agreement.

4.3   -- Form of Exchange Note.

5     -- Opinion of James T. Foran, Esquire.

8     -- Opinion of James T. Foran, Esquire regarding tax matters.

12    -- Statement regarding computation of ratios of earnings.**

21    -- Subsidiaries of the Registrant.

23.1  -- Consent of James T. Foran, Esquire (contained in Exhibits 5 and 8).

23.2  -- Independent Auditors' Consent.

24    -- Power of Attorney.

25    -- Statement of Eligibility of Trustee on Form T-1.

99.1  -- Form of Letter of Transmittal.

99.2  -- Form of Notice of Guaranteed Delivery.


----------
*     Incorporated by reference from Registration Statement No. 333-95697

** Incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.